UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

QUALITY DISTRIBUTION, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

April 26, 2010

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Quality Distribution, Inc., which will be held on Tuesday, May 25, 2010, beginning at 10:00 a.m., Eastern Time. The meeting will be held at the Crowne Plaza Hotel located at 10221 Princess Palm Avenue, Tampa, Florida, 33610. The purpose of the meeting is to consider and vote upon the proposals explained in the accompanying notice of annual meeting of shareholders and the proxy statement.

A formal notice describing the business to come before the meeting, a proxy statement and a proxy card are enclosed. We have also enclosed our 2009 Annual Report on Form 10-K for your review, which contains detailed information concerning our financial performance and activities during 2009.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting in person, please vote your shares by completing, signing and dating the enclosed proxy card, and returning it in the enclosed, postage-paid envelope. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.

Sincerely,

Gary R. Enzor

President and Chief Executive Officer

Enclosures

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 25, 2010

The annual meeting of shareholders of Quality Distribution, Inc. will be held on Tuesday, May 25, 2010, at 10:00 a.m., Eastern Time at the Crowne Plaza Hotel, located at 10221 Princess Palm Avenue, Tampa, Florida 33610 for the following purposes:

(1)	to elect eight directors;

(2)	to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm for 2010;

(3)	to act upon a proposal to amend the 2003 Restricted Stock Incentive Plan to (i) increase the maximum value of grants that may be made under the plan and (ii) increase the maximum number of shares that may be issued under the plan; and

(4)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on April 12, 2010, are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Only shareholders or their proxy holders are invited to attend the meeting.

By Order of the Board of Directors

Jonathan C. Gold

Corporate Secretary

Tampa, Florida

April 26, 2010

IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to complete, sign, date and return the enclosed proxy card at your earliest convenience. This will ensure that your vote will be counted at the meeting. Promptly completing, signing, dating and returning the proxy card will save the Company the expense and effort of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed for the purpose of returning your proxy card. Sending in your proxy card will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. “Street name” shareholders who wish to vote in person will need to obtain a proxy from the person in whose name their shares are registered.

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

You have received this proxy statement and the accompanying notice of annual meeting and proxy card as an owner of the common stock, no par value, of Quality Distribution, Inc., in connection with the solicitation of proxies by the Board of Directors (the “Board“) for use at Quality Distribution’s 2010 annual meeting of shareholders.

Unless the context requires otherwise, references in this proxy statement to “Quality Distribution,” “QDI,” the “Company,” “we,” “us,” or “our” refer to Quality Distribution, Inc. and its consolidated subsidiaries.

Your vote is very important. For this reason, the Board is requesting that you allow your common stock to be represented at the 2010 annual meeting of shareholders by the proxies named on the enclosed proxy card. We are first mailing this proxy statement and the proxy card on or about April 26, 2010.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place	May 25, 2010 10:00 a.m. Eastern Time Crowne Plaza Hotel 10221 Princess Palm Avenue Tampa, Florida 33610

Items to be Voted Upon	You will be voting on the following matters:

the election of eight directors;

the ratification of the appointment of the independent registered certified public accounting firm;

the amendments to the 2003 Restricted Stock Incentive Plan; and

such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting.

Who May Vote	You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, April 12, 2010. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 20,146,138 shares of common stock outstanding and entitled to vote. Common stock is our only issued and outstanding class of stock.

How to Vote	You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the annual meeting, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on April 12, 2010, the record date for voting. In order to vote in person at the annual meeting, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

Voting Shares in Fiduciary Account

If you received this proxy statement from your broker or other fiduciary, your broker or fiduciary should have given you instructions for directing how that person or entity should vote your shares. It will then be your broker or fiduciary’s responsibility to vote your shares for you in the manner you direct. Please complete, execute and return the proxy card or other instructions in the envelope provided by your broker or utilize telephone or internet voting procedures if provided to you.

Voting your shares in this manner will not affect your right to vote in person if you decide to attend the meeting, however, you must first request a legal proxy either on the internet or the enclosed proxy card. Obtaining a legal proxy prior to the deadline stated above will automatically cancel any voting directions you have previously given with respect to your shares.

Brokers generally may vote on routine matters, such as the ratification of an independent public accounting firm, but may not vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. The election of directors and the proposed amendments to the 2003 Restricted Stock Incentive Plan are considered non-routine matters. Therefore, if you do not provide directions to your broker as to how you want your shares voted, your broker is not permitted to vote in the election of directors or the proposed amendments to the 2003 Restricted Stock Incentive Plan. If there is a non-routine matter presented to shareholders at the meeting and your broker or fiduciary does not receive instructions from you on how to vote on that matter, your broker or fiduciary will return the proxy card to us, indicating that he or she does not have the authority to vote on that matter. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters.

Proxy Card	If you complete, sign, date and return your proxy card before the annual meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For the other item of business, you may vote “FOR” or “AGAINST” the matter, or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote your shares:

• “FOR” the election of all eight nominees for director identified on pages 4 and 5;

• “FOR” the ratification of appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for 2010;

• “FOR” the amendments to the 2003 Restricted Stock Incentive Plan; and

• in our discretion as to other business that properly comes before the meeting or at any adjournment or postponement of the meeting.

Changing Your Vote	You can revoke your proxy at any time before it is voted at the annual meeting by:

➢ submitting a new proxy with a later date by signing and returning a proxy card to the Company;

➢ attending the annual meeting and voting in person; or

➢ sending written notice of revocation addressed to Jonathan C. Gold, our Corporate Secretary, at the address of the Company.

Quorum	A quorum is required to hold an annual meeting and conduct business. A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by holders of shares of our common stock.

Votes Required	Nominees for election as a director are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The ratification of the appointment of the independent registered certified public accounting firm and amendments to the 2003 Restricted Stock Incentive Plan will be approved if the votes cast at a meeting at which a quorum is present favoring the matter exceed the votes cast opposing it. Any other matters will be approved if the votes cast at a meeting at which a quorum is present favoring the matter exceed the votes cast opposing the matter, unless a greater number of affirmative votes is required for approval of that matter under our Articles of Incorporation or By-laws or the Florida Business Corporation Act.

All votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions. Under Florida corporate law, abstentions and broker non-votes are treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Since abstentions and broker non-votes are not considered votes cast on a proposal and are not considered votes opposing the election of a director or other actions, abstentions and broker non-votes will have no effect on the election of directors, the ratification of the appointment of our independent registered certified public accounting firm or the amendments to the 2003 Restricted Stock Incentive Plan.

Solicitation	We will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We have engaged The Altman Group, Inc. to assist us with the distribution of proxies (but not the solicitation thereof). We expect to pay The Altman Group, Inc. approximately $2,000 for its services. We will reimburse banks, brokerage houses, fiduciaries and custodians for their costs of forwarding solicitation materials to beneficial owners of our common stock. In addition to solicitations by mail, our directors, officers or other regular employees of the Company, without additional compensation, may solicit proxies by telephone, facsimile, e-mail or in person.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Articles of Incorporation and By-laws provide that our Board shall comprise no less than one or more than 13 directors. Vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified.

Our Board is currently composed of eight members. Each of our directors is required to stand for re-election every year and the Corporate Governance Committee has determined to nominate each current director to serve for another term. If elected at the annual meeting, each of the nominees below would serve until the 2011 annual meeting and until his successor is elected and qualified, or until such director’s earlier death, disability, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated. There are no family relationships among any of our directors or executive officers.

Nominees for Election for a One-Year Term Expiring at the 2011 Annual Meeting

Marc E. Becker (37)  has been a director of QDI since June 1998. Mr. Becker is a partner of Apollo Management, L.P. (“Apollo”). He has been employed with Apollo since 1996 and has served as an officer of certain affiliates of Apollo since 1999. Prior to that time, Mr. Becker was employed by Salomon Smith Barney Inc. within its investment banking division. Mr. Becker serves on several boards of directors including Affinion Group, Inc., Realogy Corporation, SourceCorp, Inc. and Vantium Corp. Mr. Becker was previously a member of the board of directors of UAP Holding Corp., Pacer International Inc., National Financial Partners Corp. and Metals USA Holdings. Mr. Becker brings to QDI’s Board his extensive experience with highly-leveraged companies like QDI, from his time at Apollo, prior investment banking experiences, and board service as well as an understanding of QDI from over 11 years of board service.

Kevin E. Crowe (27)  has been a director of QDI since November 2009. Mr. Crowe has been employed by Apollo since August of 2006. From June of 2004 until June of 2006, Mr. Crowe was a member of the Financial Sponsors Group within the Global Banking department at Deutsche Bank. Mr. Crowe graduated in 2004 from Princeton University with an AB in Economics and a certificate in Finance. Mr. Crowe is a director of Prestige Cruise Holdings, Inc. Mr. Crowe’s education and experience in the global banking sector enable him to provide the Board insight regarding QDI’s liquidity and capital resources issues as well as other complex financial issues that QDI may experience.

Gary R. Enzor (47)  has been a director of QDI since 2008. He has served as our Chief Executive Officer since June 2007 and as President of QDI since November 2005. Mr. Enzor joined QDI in December 2004 as Executive Vice President and Chief Operating Officer. Prior to joining QDI, Mr. Enzor served as Executive Vice President and Chief Financial Officer of Swift Transportation Company, Inc. since August 2002. Prior to Swift, Mr. Enzor held executive positions with, Dell Computer and AlliedSignal, Inc. (now Honeywell International, Inc.). Mr. Enzor provides QDI’s Board of Directors with an intimate knowledge of our operations as well as industry knowledge from his considerable experience in the trucking sector.

Richard B. Marchese (68)  has been a director of QDI since January 2004. Mr. Marchese served as QDI’s interim Chief Financial Officer from September through November 2004. Mr. Marchese served as Vice President Finance, Chief Financial Officer and Treasurer of Georgia Gulf Corporation from 1989 until his retirement at the end of 2003. Prior to 1989, Mr. Marchese served as the Controller of Georgia Gulf Corporation and prior to that as the Controller of the Resins Division of Georgia Pacific Corporation. Mr. Marchese is a director of Nalco Holding Company, BlueLinx Holdings, Inc. and Texas Petrochemicals, Inc. Mr. Marchese brings extensive finance and operations experience to QDI. His experience as a director of public companies in various industries enables Mr. Marchese to bring a broad perspective to QDI’s Board.

Thomas R. Miklich (63)  has been a director of QDI since May 2005. He was Chief Financial Officer of OM Group, Inc., a chemical company specializing in nickel and cobalt products, from 2002 until his retirement in 2004. Prior to that, he was Chief Financial Officer and General Counsel of Invacare Corporation from 1993 to 2002. Mr. Miklich was a director of United Agri Products from 2004 until its sale in 2007. He was a director of Titan Technology Partners, a privately held IT consulting firm, from 2004 until 2007 and its CFO from 2005 until 2007. He is a director of Noranda Aluminum Holding Corporation and was previously a director of UAP Holding Corp. Mr. Miklich is a CPA (inactive) and an attorney (inactive). Mr. Miklich can provide the Board with valuable insight into the environment our customers face as he has over 30 years of diverse financial and legal experience with mid-to-large capitalization public companies, including those in the chemical industry.

M. Ali Rashid (33)  has been a director of QDI since June 2005 and is a principal of Apollo. He has been employed with Apollo since 2000. Prior to joining Apollo, Mr. Rashid was employed by the Goldman Sachs Group, Inc. in the Financial Institutions Group of its Investment Banking Division from August 1998 to July 2000. Mr. Rashid received an MBA from the Stanford Graduate School of Business and graduated Magna Cum Laude and Beta Gamma Sigma from Georgetown University with a B.S. in Business Administration. He is a director of Metals USA, Inc., Realogy Corporation and Noranda Aluminum Holding Corporation. Mr. Rashid brings to the Board experience with complex financial issues facing highly-leveraged organizations like QDI from his current position at Apollo and his prior investment banking experience. He also provides the Board with an understanding of executive compensation and incentive arrangements from his work experience and service on other public company boards of directors.

Alan H. Schumacher (63)  has been a director of QDI since May 2004. Mr. Schumacher is a member of the Federal Accounting Standards Advisory Board. From 1977 to 2000, he served in various financial positions at American National Can and American National Can Group, the last four years serving as Executive Vice President and Chief Financial Officer. Mr. Schumacher was a director of Anchor Glass Container Inc. from 2003 until 2006. Mr. Schumacher is a director of BlueLinx Holdings, Inc., Equable Ascent Financial, School Bus Holdings Inc., North American Bus Industries and Noranda Aluminum Holding Corporation. With his years of financial reporting experience, including service as a Chief Financial Officer and on other public company audit committees, Mr. Schumacher provides the Board of Directors with experience in oversight of financial reporting and internal controls.

Thomas M. White (52)  has been a director of QDI since November 6, 2007. Mr. White joined Apollo in May 2007 as an Operating Partner in the distribution and transportation industries. He is currently serving as Chief Financial Officer of SkyLink Aviation, Inc., an Apollo owned entity based in Toronto. During 2009, Mr. White served as interim Chief Financial Officer of CEVA Group, plc, an Apollo owned entity based in the Netherlands. From 2002 to 2007, Mr. White was the Senior Vice President, Chief Financial Officer and Treasurer of Hub Group, Inc., a NASDAQ listed company providing transportation management, intermodal, truck brokerage and logistics services. Prior to joining Hub Group, Mr. White was a senior audit partner with Arthur Andersen, which he joined in 1979. Mr. White currently serves on the board of directors of CEVA Group plc and Landauer, Inc. Mr. White served on the board of directors of FTD, Inc. until its sale in August 2008. Mr. White is a CPA. With his experience as a Chief Financial Officer, as a senior audit partner at Arthur Andersen, and service on other audit committees, including that of a public company, as well as his educational background, Mr. White brings an understanding of financial statements, financial reporting and internal controls, to our Board of Directors. Mr. White also has management experience in the trucking sector.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

CORPORATE GOVERNANCE

Principles and Governance Guidelines

The Board has adopted and adheres to a Code of Conduct that the board and senior management believe represents sound practices. We have a longstanding belief that ethical behavior and respect for the law are fundamental to our culture and our business practices. It is the foundation of the policies and practices of our Code of Conduct to promote the management of our Company with integrity and in our shareholders’ best interests. We are committed to conducting our business in strict compliance with both the letter and the spirit of the law and with the highest standards of professional and ethical conduct. Each director, officer and employee is responsible for conducting our business in adherence to these high standards. Our Code of Conduct can be found on the Investor Relations section of our website at www.qualitydistribution.com. We regularly post or otherwise make available information on the Investor Relations section of our website that may be important to investors. Information on or linked from our website does not constitute a part of this proxy statement.

Only independent directors currently serve on our Audit Committee, Corporate Governance Committee and Compensation Committee. It is expected that only independent directors will serve on these committees immediately following the annual meeting.

Director Independence

Quality Distribution is a “controlled company” as defined by the rules of the NASDAQ Stock Market, LLC because more than 50% of our voting power is controlled by Apollo. See “Security Ownership of Certain Beneficial Owners and Management.” Therefore, we are exempt from the NASDAQ requirements to have (1) a majority of independent directors on our Board, (2) the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors, and (3) nominees for director selected or recommended for selection by a majority of the independent directors or a committee composed solely of independent directors.

Although it is not required as stated above, a majority of our Board of Directors is comprised of independent directors under the NASDAQ Rules. Our current independent directors are Messrs. Becker, Crowe, Marchese, Miklich, Rashid, Schumacher and White. It is therefore expected that a majority of Board of Directors will continue to be comprised of independent directors under the NASDAQ Rules following the annual meeting.

Leadership Structure

We believe that the Board’s leadership structure at any time should reflect both the Company’s needs, as well as the unique talents and availability of the Board’s members. Consequently, the Chairman of the Board and Chief Executive Officer positions have been held by a single person in the past but are currently held separately by Mr. White and Mr. Enzor. We believe that separating these positions currently enables us to best access the insights and trucking industry experience of Mr. White and Mr. Enzor while balancing the other considerations identified above. However, this balance may change in the future.

Risk Oversight

We face a variety of risks, including operational, liquidity, legal and credit risks and risk oversight plays a role in all major board decisions. The Board oversees our risk management process and reviews the risks we face on an ongoing basis. The Board also delegates certain of its risk oversight functions to the Audit Committee. In this regard, one of the Audit Committee’s responsibilities involves overseeing our policies regarding risk assessment and risk management of our internal controls and financial reporting. . Additionally, the Board receives regular reports from members of our Enterprise Risk Management Committee (made up of senior management), which meets regularly to identify and address significant risks.

Board Meetings and Committees

The Board has an Audit Committee, a Corporate Governance Committee, a Compensation Committee and an Executive Committee. All of the directors attended 75% or more of the combined total meetings of the Board (held during the period the director served) and the committees on which they served during 2009. We encourage our directors to attend annual meetings of our shareholders. Messrs. Enzor, Marchese, Miklich and Schumacher attended the 2009 annual meeting.

The table below indicates the current membership of each committee and how many times the Board and each committee met in 2009:

	Board	Audit	Corporate Governance	Compensation	Executive
Marc E. Becker	Member
Kevin E. Crowe	Member
Gary R. Enzor	Member
Richard B. Marchese	Member	Member			Member
Thomas R. Miklich	Member	Member
M. Ali Rashid	Member		Chair	Chair	Chair
Alan H. Schumacher	Member	Chair	Member	Member	Member
Thomas M. White	Chair		Member	Member	Member
Number of Meetings	8	8	3	5	13

Audit Committee

The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee also oversees the audit activities of our independent registered certified public accounting firm and takes those actions it deems necessary to satisfy itself that the independent registered certified public accounting firm is independent of management. Our Board of Directors has determined that Mr. Schumacher, who became the Chairman of the Audit Committee effective September 24, 2004, is an “audit committee financial expert” as defined by SEC rules. All of the members of the Audit Committee are independent as defined by NASDAQ and SEC rules. The Board, upon recommendation of the Audit Committee, has adopted a written Audit Committee Charter which can be found on the Investor Relations section of our website at www.qualitydistribution.com.

Corporate Governance Committee

The Corporate Governance Committee identifies, evaluates and recommends potential Board and Committee members. The Corporate Governance Committee also develops and recommends to the Board governance guidelines. The Corporate Governance Committee has adopted a Corporate Governance Committee Charter, which can be found on the Investor Relations section of our website at www.qualitydistribution.com.

Compensation Committee

The Compensation Committee administers our compensation program and sets our compensation policies and the forms and amounts of compensation provided to our directors and officers. The Compensation Committee is ultimately responsible for making determinations for salary increases and awards to executive officers. Although management does not participate in the Compensation Committee’s deliberations, the Compensation Committee considers management’s recommendations. The Compensation Committee also reviews and determines salaries and bonuses for our other officers and employees based on management’s input and recommendations. In addition, the Compensation Committee reviews and determines stock-based compensation for our directors, officers and employees and administers our stock incentive plans. The Compensation Committee has adopted a Compensation Committee Charter, which can be found on the Investor Relations section of our website at www.qualitydistribution.com.

Executive Committee

The Executive Committee consults with and advises the officers of the Company in the management of its business and exercises the power and authority of the Board of Directors to direct the business and affairs of the Company in intervals between meetings of the Board, subject to certain exceptions.

DIRECTOR NOMINATION PROCEDURES

The Corporate Governance Committee determines nominees for director. The Corporate Governance Committee does not have a policy with regard to consideration of director candidates recommended by shareholders. The Company does not believe that it is necessary or appropriate for the Corporate Governance Committee to have such a policy because the By-Laws of the Company provide that directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and the Company is controlled by Apollo and its affiliates, who collectively own a majority of the shares of Quality Distribution.

Generally, nominees for director are identified and suggested to the Corporate Governance Committee by the members of the Board or management using their business networks and evaluation criteria they deem important, which may or may not include diversity. The Board and the Corporate Governance Committee have not considered the diversity of or established any specific minimum experience or diversity qualifications for director candidates. There are no new director candidates for the 2010 annual meeting of shareholders since all the current directors are standing for re-election.

SHAREHOLDER COMMUNICATIONS

The Company has a process for shareholders to communicate with the directors. For more information, please see the Investor Relations section of our website at www.qualitydistribution.com.

APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP (“PwC”) served as our independent registered certified public accounting firm for 2009. The Audit Committee has selected PwC to serve as our independent registered certified public accounting firm for 2010. We are submitting our appointment of the independent registered certified public accounting firm for shareholder ratification at this annual meeting.

Our Articles of Incorporation and By-laws do not require that our shareholders ratify the appointment of our independent registered certified public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PwC but may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in registered certified public accounting firm would be in the best interests of the Company and its shareholders.

Representatives of PwC, who will be present at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviews Quality Distribution’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. PwC, our independent registered certified public accounting firm for 2009, was responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and its evaluation of the effectiveness of the Company’s internal controls over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2009 and PwC’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PwC has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC that firm’s independence. Based on the considerations and the discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2009 be included in our Annual Report on Form 10-K for 2009.

THE AUDIT COMMITTEE

Alan H. Schumacher

Richard B. Marchese

Thomas R. Miklich

FEES PAID TO INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

IN 2009 AND 2008

Our Audit Committee Charter requires that the Audit Committee be solely and directly responsible for the appointment, compensation, evaluation and oversight of the work of the independent auditors, including but not limited to, approving fees, evaluating the scope of the audit and pre-approving all audit and non-audit services. The aggregate fees billed by PwC were (in millions):

Type of Fees	2009	2008
Audit Fees*	$1.14	$1.35
Audit-Related Fees	—	—
Tax Fees**	0.04	—
All Other Fees	—	—

Total	$1.18	$1.35

*	The 2009 and 2008 audit fees include fees for our fiscal year-end audit, review of financial statements included in our Form 10-Q Quarterly Reports and audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
**	2009 tax fees include consulting fees related to our note exchange offer completed in October 2009.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2010 (based on shares of common stock outstanding), by:

•	each person known by us to be a beneficial owner of more than 5.0% of our outstanding common stock,

•	each of our directors and director nominees,

•	each of our named executive officers, and

•	all current directors and executive officers as a group.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person that are exercisable within 60 days after April 1, 2010, but excludes shares of common stock underlying options held by any other person.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Class
Gary R. Enzor(1)(2)(3)	604,931	2.97%
Stephen R. Attwood(1)(3)	65,000	*
Dennis R. Copeland(1)(3)	97,572	*
Jonathan C. Gold(1)(3)	59,229	*
Marc E. Becker(3)(4)(5)(6)	28,302	*
Kevin E. Crowe(3)(4)(5)(6)	—
Richard B. Marchese(1)(3)(6)	67,873	*
Thomas R. Miklich(1)(3)(6)	34,377	*
Stan Parker, Jr.(3)(4)(5)(6)	—	*
M. Ali Rashid(3)(4)(5)(6)	103,302	*
Alan H. Schumacher(1)(3)(6)	42,873	*
Thomas M. White(3)(4)(5)(6)(7)	151,802	*
All executive officers and directors as a group (10 persons)(8)	1,157,689	5.63%
Apollo Investment Fund III, L.P.(9)	10,482,530	52.03%
Scopus Asset Management, L.P.(10)	1,072,373	5.32%
FMR, LLC(11)	1,477,113	7.33%
Newland Capital Management, LLC(12)	1,686,145	8.37%

*	Less than 1.0%
(1)	The business address for Messrs. Enzor, Attwood, Copeland, Gold, Marchese, Miklich, and Schumacher is Quality Distribution, Inc., 4041 Park Oaks Boulevard, Suite 200, Tampa, Florida 33610.
(2)

The shares of Mr. Enzor include restricted stock granted under the 2003 Restricted Stock Incentive Plan, which have voting rights. Mr. Enzor has 3,586 shares granted in December 2006, 40,000 shares granted in June 2007, 10,570 shares granted in December 2007, 22,321 shares granted in December 2008 and 13,157 shares granted in December 2009, all of which vest in equal annual installments over four years beginning December 31 of the year following the grant date. Mr. Enzor was also granted 250,000 shares in November 2009, which vest in equal installments over four years beginning November 4, 2010.
(3)	The shares for certain of our current and former executive officers and directors include stock options that have vested as of April 1, 2010 or will vest within 60 days thereafter. Mr. Enzor has 247,972 vested options; Mr. Attwood has 15,000 vested options; Mr. Copeland has 72,619 vested options; Mr. Gold has 45,729 vested options; Mr. Becker has 5,000 vested options; Mr. Marchese has 35,000 vested options; Mr. Miklich has 5,000 vested options; Mr. Rashid has 5,000 vested options; Mr. Schumacher has 10,000 vested options and Mr. White has 57,500 vested options; Messrs. Crowe and Parker have no vested options.
(4)	The business address for Messrs. Becker, Crowe, Parker, Rashid, and White is Apollo Management, L.P., 9 West 57th Street, New York, New York 10019.
(5)	Messrs. Becker, Parker and White are each a partner, Mr. Rashid is a principal and Mr. Crowe is an associate of Apollo. Messrs. Becker, Parker, Rashid and White are each an officer or director of certain affiliates of Apollo. Although each of Messrs. Becker, Crowe, Parker, Rashid and White may be deemed to beneficially own shares owned by Apollo, each such person disclaims beneficial ownership of any such shares.
(6)	The shares for our non-employee directors include restricted stock granted under the 2003 Restricted Stock Incentive Plan, which have voting rights and vest over four years in equal annual installments. These shares were granted in January 2006, 2007, 2008, 2009 and 2010 and in June 2008 and November 2009. Each of Messrs. Marchese, Miklich and Schumacher was granted 3,778 shares in January 2006 and 2,297 shares in January 2007. Each of Messrs. Becker, Marchese, Miklich, Rashid, Schumacher and White was granted 6,666 shares in January 2008 and 2,985 shares in June 2008. Each of Messrs. Becker, Marchese, Miklich, Parker, Rashid, Schumacher and White was granted 13,651 shares in January 2009. Mr. Parker stepped down from the Board in November 2009. He had no vested shares of restricted stock and forfeited all unvested awards upon his resignation. Each of Messrs. Becker, Crowe, Marchese, Miklich, Rashid, Schumacher and White was granted 9,803 shares in January 2010. On November 4, 2009, Mr. Rashid was granted 75,000 shares and Mr. White was granted 25,000 shares, These shares have voting rights and vest over two years in equal annual installments.
(7)	Includes 46,000 shares held in a margin securities account with a brokerage firm.
(8)	The shares for all current executive officers and directors as a group include 426,201 options that have vested or will vest within 60 days of April 1, 2010 and 558,195 unvested shares of restricted stock.
(9)	Includes shares owned by Apollo Overseas Partners III, L.P., a Delaware limited partnership, and Apollo (U.K.) Partners III, L.P., a limited partnership organized under the laws of the United Kingdom. Also includes 85,521 shares owned by an institutional investor as to which Apollo has sole voting power pursuant to the irrevocable proxy granted by such institutional investor in the Amended and Restated Common and Preferred Stock Purchase and Shareholder Agreement, dated as of August 28, 1998 thereto as amended by Amendment No. 1 dated April 2, 2002. That document provides that in no event shall the grant of the proxy be effective to the extent that the voting power of the proxy, when combined with the voting power of Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., or Apollo (U.K.) Partners III, L.P. exceeds 79.99% of the voting power of QDI. The address of Apollo Investment Fund III, L.P. is c/o Apollo Advisors III, L.P., Two Manhattanville Road, Purchase, New York 10577.
(10)

Based solely on information obtained from a Schedule 13G filed by Scopus Asset Management, L.P. with the SEC on or about March 29, 2010 and without independent investigation of the disclosure contained therein. The business address of Scopus Asset Management, L.P. is 623 5th Avenue, 31st Floor, New York, New York, 10022. Scopus Asset Management, L.P. acts as investment manager to one or more private investment funds and an institutional managed account, which directly own 1,072,373 shares.

(11)	Based solely on information obtained from a Schedule 13G filed by FMR, LLC with the SEC on or about February 16, 2010 and without independent investigation of the disclosure contained therein. The business address of FMR, LLC is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company is the wholly-owned subsidiary of FMR, LLC and serves as the investment advisor to Fidelity Select Transportation Portfolio, which directly owns 1,477,113 shares. Voting power for all 1,477,113 shares resides with the Fund’s Board of Trustees. Edward C. Johnson, III and members of his family own, directly or through trusts, Series B voting common shares of FMR, LLC, representing 49% of the voting power of FMR, LLC and may be deemed to be the controlling members of FMR, LLC. The report is filed jointly by FMR, LLC, Edward C. Johnson, III, Fidelity Management & Research Company and Fidelity Small Cap Stock Fund. The address for Mr. Johnson, Fidelity Management and the Fund is the same as FMR, LLC.
(12)

Based solely on information obtained from a Schedule 13G filed by Newland Capital Management, LLC with the SEC on or about February 16, 2010 and without independent investigation of the disclosure contained therein. The business address of Newland Capital Management, LLC is 350 Madison Avenue, 11th Floor, New York, New York, 10017. The report is filed jointly by Newland Capital Management, LLC, Newland Master Fund, Ltd., Newland Offshore Fund, Ltd., Ken Brodkowitz and Michael Vermut. The address for all filers is the same as Newland Capital Management, LLC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation to our Chief Executive Officer, our two other most highly compensated executive officers and one other highly compensated officer who was an executive officer prior to the end of the year (the “Named Executive Officers”) for 2009 and 2008.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Nonqualified deferred compensation earnings ($)(4)	All other Compensation ($)(5)	Total ($)
Gary R. Enzor	2009		350,000	200,000	1,004,997	702,348	—	783	2,258,128
President and Chief Executive Officer	2008		350,000	—	49,797	62,250	—	6,080	468,127
Stephen R. Attwood	2009		225,000	45,000	191,000	200,850	—	35,424	697,274
Senior Vice President and Chief Financial Officer	2008	(6)	150,586	—	—	81,500	—	371	232,457
Jonathan C. Gold	2009		210,000	30,000	38,200	95,286	—	456	373,942
Senior Vice President, General Counsel and Secretary	2008		209,615	—	—	39,150	—	477	249,242
Dennis R. Copeland	2009	(7)	213,210	100,000	28,650	105,475	12,109	1,385	460,829
Advisor to CEO	2008		212,971	—	—	33,930	9,058	4,869	260,828

(1)	The assumptions used in determining the compensation expense under Financial Accounting Standards Board ASC 718 (“ASC 718”) (f.k.a. Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ) can be found in Note 18 to the Consolidated Financial Statements for the year ended December 31, 2009 included in this prospectus.
(2)	Stock Award amounts equal the aggregate grant date fair value pursuant to ASC 718 for the restricted stock grants in 2009 and 2008.
(3)	Option Award amounts for 2008 include the aggregate grant date fair value pursuant to ASC 718 for stock option grants in 2008. Option Award amounts for 2009 include the aggregate grant date fair value pursuant to ASC 718 for stock option grants in 2009 as well as the incremental fair value for certain stock options awarded in connection with an option exchange completed on March 11, 2009.
(4)	Amounts reflect above-market interest on deferred compensation earned by Mr. Copeland under our Key Employee Deferred Compensation Plan.
(5)	Amounts shown for 2009 represent employer paid premiums for group term life insurance, other than the amount for Mr. Attwood, which also includes $34,052 for travel and living expenses in connection with his commuting from his home to our headquarters in Tampa, Florida. Amounts shown for 2008 represent employer contributions to the 401(k) plan and employer paid premiums for group term life insurance.
(6)	Mr. Attwood joined the Company on July 28, 2008.
(7)	Mr. Copeland served the Company as Senior Vice President and Chief Administrative Officer until December 31, 2009.

Current Executive Officers

We are led by a team of executives that is chosen by the Board of Directors. Currently, we have three executive officers. Set forth below is biographical information for our executive officers other than Mr. Enzor, whose biographical information is included with our other directors.

Stephen R. Attwood (58)  joined QDI in July 2008 as Senior Vice President and Chief Financial Officer. Prior to joining QDI, Mr. Attwood served as Controller and Vice President of Swift Transportation Co., Inc. Previously, Mr. Attwood held senior management positions with Dell Computer and AlliedSignal Inc. (now Honeywell International, Inc.).

Jonathan C. Gold (46)  has served as our Senior Vice President, General Counsel and Secretary since April 1, 2007. Mr. Gold joined QDI in January 2005 as Vice President, Associate General Counsel and Assistant Secretary. Prior to his employment with the Company, Mr. Gold served as corporate counsel with CSX Transportation, Inc. and Vice President, General Counsel and Secretary with Softmart, Inc. In addition, Mr. Gold was in private practice in Washington, D.C. and served as Judicial Clerk to the Honorable Harvey E. Schlesinger, Senior U.S. District Judge for the Middle District of Florida. Mr. Gold retired from the U.S. Army Reserve in 2007 after more than 20 years of active and reserve military service and is a decorated veteran of Operation Iraqi Freedom.

Narrative Disclosure

Our Named Executive Officers have employment agreements that govern their base pay and non-equity incentive plan compensation. None of our Named Executive Officers were granted increases in their salaries for 2010. Cash retention bonuses were paid in 2009 for service through the date of payment in 2009. During 2009, the Compensation Committee granted restricted shares and stock options to all our Named Executive Officers. In addition, three of our Named Executive Officers participated in an option exchange (the “Option Exchange”) on March 11, 2009. Prior to the Option Exchange, the Compensation Committee recognized that due to the historically low trading prices of QDI’s common stock on the NASDAQ Global Market, many options previously granted under the 2003 Stock Option Plan ceased to satisfy their intended purpose. As such, the Option Exchange was initiated and certain stock option grants were canceled and new stock options were issued covering shares of QDI’s common stock at an exercise price equal to the closing price of QDI’s common stock on March 11, 2009. All options issued in the Option Exchange vest in four equal annual installments on the anniversary of grant. Additional information regarding the compensation of each Named Executive Officer follows.

Gary R. Enzor.  On November 3, 2004, QDI entered into an employment agreement with Mr. Enzor to perform the duties of Executive Vice President and Chief Operating Officer. On November 9, 2005, QDI appointed Mr. Enzor as its President and on June 14, 2007, Mr. Enzor assumed the role of Chief Executive Officer, at which time his employment agreement was amended. Mr. Enzor continues to serve as QDI’s President. Under his employment agreement, Mr. Enzor is entitled to a base salary of $350,000 per annum and with an annual cash bonus eligibility of up to 80% of his base salary. For 2009, Mr. Enzor received a retention bonus of $200,000. Under his employment agreement, Mr. Enzor also received $50,000 in value of restricted stock on each of December 15, 2008 and December 14, 2009, based on the closing price of QDI’s common stock on the grant date. On January 2, 2008, Mr. Enzor received stock options covering 25,000 shares of common stock at an exercise price equal to $4.50, the closing price of QDI’s common stock on January 2, 2008. In 2009, Mr. Enzor was granted stock options covering 50,000 shares of common stock on January 29, 2009 with an exercise price equal to $2.47, the closing price of QDI’s common stock on January 29, 2009 and stock options covering 250,000 shares of common stock on November 4, 2009 at an exercise price equal to $3.82, the closing price of QDI’s common stock on November 4, 2009. Additionally, in connection with the Option Exchange, Mr. Enzor received stock options covering 8,560 shares of common stock on March 11, 2009 at an exercise price equal to $1.25, the closing price of QDI’s common stock on March 11, 2009, in exchange for 21,400 stock options with an exercise price of $13.06. On November 4, 2009, Mr. Enzor was also granted 250,000 shares of restricted stock with a grant date fair value of $3.82 per share based on the closing price of QDI’s common stock on the grant date. The stock options and shares of restricted stock vest in equal annual installments over four years on the anniversary of the grant date.

Under his employment agreement, Mr. Enzor will also be entitled to receive his base salary for two years, the balance of any awarded, but unpaid, annual cash bonus or other incentive awards and to continue medical and other benefits if his employment is terminated without cause or if he resigns for good reason.

Stephen R. Attwood. On July 28, 2008, Mr. Attwood entered into an employment agreement to serve as Senior Vice President and Chief Financial Officer of QDI. Pursuant to his employment agreement, Mr. Attwood is entitled to receive an annual base salary of $225,000. He is eligible to receive an annual bonus with a target opportunity equal to 40% of his base salary. In 2009, Mr. Attwood was also granted stock options covering 10,000 shares of common stock on January 29, 2009 at an exercise price equal to $2.47, the closing price of common stock on January 29, 2009 and stock options covering 75,000 shares of common stock on November 4, 2009 at an exercise price equal to $3.82, the closing price of common stock on November 4, 2009. On November 4, 2009, Mr. Attwood was also granted 50,000 shares of restricted stock with a grant date fair value of $3.82 per share based on the closing price of QDI’s common stock on the grant date. The stock options and shares of restricted stock vest in equal annual installments over four years on the anniversary of the grant date. During 2009, Mr. Attwood received $34,052 for travel and living expenses in connection with his commuting from his home to our headquarters in Tampa, Florida

Under his employment agreement, Mr. Attwood will be entitled to receive severance pay equal to his then-current base salary for one year, his target bonus for that fiscal year prorated through the date of termination, and to continue medical and other benefits if his employment is terminated without cause or if he resigns for good reason.

Jonathan C. Gold.  On April 1, 2007, QDI entered into an employment agreement with Mr. Gold to perform duties of Senior Vice President, General Counsel and Secretary with an initial base salary of $200,000. His base salary for 2009 was $210,000 and he received a retention bonus of $30,000. The agreement includes an incentive bonus of up to 30% of his annual salary based upon pre-determined performance standards subject to the discretion of the QDI Board of Directors. On January 2, 2008, Mr. Gold received stock options covering 15,000 shares of common stock at an exercise price equal to $4.50, the closing price of QDI’s common stock on January 2, 2008. In 2009, Mr. Gold was granted stock options covering 20,000 shares of common stock on January 29, 2009 at an exercise price equal to $2.47, the closing price of common stock on January 29, 2009 and stock options covering 25,000 shares of common stock on November 4, 2009 at an exercise price equal to $3.82, the closing price of QDI’s common stock on November 4, 2009. Additionally, in connection with the Option Exchange, Mr. Gold received stock options covering stock options covering 2,920 shares of common stock on March 11, 2009 at an exercise price equal to $1.25, the closing price of QDI’s common stock on March 11, 2009, in exchange for 7,300 stock options with an exercise price of $13.06. On November 4, 2009, Mr. Gold was also granted 10,000 shares of restricted stock with a grant date fair value of $3.82 per share based on the closing price of QDI’s common stock on the grant date. The stock options and shares of restricted stock vest in equal annual installments over four years on the anniversary of the grant date.

Under his employment agreement, Mr. Gold will also be entitled to receive his base salary for one year, to receive a bonus and to continue medical and other benefits if his employment is terminated without cause or if he resigns for good reason.

Dennis R. Copeland.  On June 23, 1998, Mr. Copeland entered into an employment agreement with QDI in connection with the acquisition of CLC. Under his employment agreement, Mr. Copeland was initially entitled to receive a base salary of $145,000. His base salary for 2009 as Senior Vice President and Chief Administrative

Officer was $213,210 and he received a retention bonus of $100,000. Mr. Copeland’s agreement includes an incentive bonus of up to 30% of his annual salary based upon pre-determined performance standards subject to the discretion of the QDI Board of Directors. On January 2, 2008, Mr. Copeland received stock options covering 13,000 shares of common stock at an exercise price equal to $4.50, the closing price of QDI’s common stock on January 2, 2008. In 2009, Mr. Copeland was granted stock options covering 30,000 shares of common stock on January 29, 2009 at an exercise price equal to $2.47, the closing price of QDI’s common stock on January 29, 2009 and stock options covering 12,500 shares of common stock on November 4, 2009 at an exercise price equal to $3.82, the closing price of QDI’s common stock on November 4, 2009. Additionally, in connection with the Option Exchange, Mr. Copeland received stock options covering 34,750 shares of common stock on March 11, 2009 at an exercise price equal to $1.25, the closing price of QDI’s common stock on March 11, 2009, in exchange for 12,500 stock options with an exercise price of $13.06 and 85,000 stock options with an exercise price of $17.00. On November 4, 2009, Mr. Copeland was also granted 7,500 shares of restricted stock with a grant date fair value of $3.82 per share based on the closing price of QDI’s common stock on the grant date. The stock options and shares of restricted stock vest in equal annual installments over four years on the anniversary of the grant date.

Mr. Copeland also participates in a noncontributory defined benefit plan and our Key Employee Deferred Compensation Plan. Retirement benefits under the noncontributory defined benefit plan are based on years of service and compensation levels. The Key Employee Deferred Compensation Plan is an unfunded, unsecured and nonqualified deferred compensation arrangement that allows participants to defer payment of a portion of their salary or bonus. Amounts deferred are reflected by us as bookkeeping accounts in Mr. Copeland’s name. Amounts deferred earned interest at a rate of 12% per annum for 2009. Amounts credited under this plan must be paid by us six months after the termination of a participant’s employment.

On December 31, 2009, QDI entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Copeland in connection with Mr. Copeland’s cessation of service as Senior Vice President and Chief Administrative Officer of QDI. Under the Separation Agreement, Mr. Copeland will serve as an Advisor to the Chief Executive Officer through April 3, 2010. During this period, Mr. Copeland will continue to receive the same salary and benefits he received as Senior Vice President and Chief Administrative Officer. Pursuant to the Separation Agreement, Mr. Copeland is entitled to receive, among other things, severance pay of $1,366.73 per week for 156 weeks and continuing coverage under QDI’s health plan for 18 months beginning April 3, 2010, as well as a cash bonus for 2010 of up to $50,000, or such lower amount as QDI’s Board of Directors may award to similarly situated employees.

In connection with the Separation Agreement, Mr. Copeland granted QDI and its affiliates a general release of all claims related to his employment. The Separation Agreement also includes certain restrictions on the disclosure of confidential information by Mr. Copeland, and prohibits Mr. Copeland from competing with QDI or from soliciting its customers or employees for a period of 36 months following the cessation of his employment.

Additionally, QDI and Mr. Copeland entered into a Professional Services Agreement, dated December 31, 2009 (the “Consulting Agreement”), pursuant to which Mr. Copeland agreed to perform certain consulting services related to labor and employment and other matters for a period of 12 months beginning April 4, 2010. The term of the Consulting Agreement is extended for up to two additional one year periods with the approval of QDI, which may not be unreasonably withheld as long as Mr. Copeland is meeting the Consulting Agreement’s requirements. Under the Consulting Agreement, QDI has agreed to pay Mr. Copeland a fee equal to $120,000 per year in equal monthly installments.

All stock options and restricted stock previously granted to Mr. Copeland will continue to vest until, and Mr. Copeland will have the right to exercise any vested stock options until 90 days after, the earlier of April 3, 2013 or the termination or expiration of the Consulting Agreement.

Change in Control Benefits

A change of control by itself does not trigger any benefit to any of the Named Executive Officers that have employment agreements. Rather, they would be entitled to cash benefits only if a termination without cause of their respective employment or a resignation by the executive for good reason occurs within one year of such change of control. Additionally, under the terms of the 2003 Restricted Stock Incentive Plan and the 2003 Stock Option Plan, any unvested shares of restricted stock and options held by any award recipient automatically vest upon the first anniversary of a change in control or the earlier termination of the employment of the award recipient, unless employment is terminated for cause in either case.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table provides information on the holdings of stock options and stock awards by the named executives at December 31, 2009. This table includes unexercised and unvested option awards and unvested stock awards.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares that have not Vested (#) (2)	Market Value of Shares of Stock that have not Vested ($) (3)
Gary R. Enzor	200,000		5.15	11/3/2014
	25,000		6.68	11/9/2015
		25,000	4.50	1/2/2018
		50,000	2.47	1/29/2019
		8,560	1.25	3/11/2019
		250,000	3.82	11/4/2019
					12/13/2006	897	3,561
					6/14/2007	20,000	79,400
					12/13/2007	5,285	20,981
					12/13/2008	16,741	66,462
					11/4/2009	250,000	992,500
					12/14/2009	13,157	52,233
Stephen R. Attwood	12,500	37,500	2.75	7/28/2018
		10,000	2.47	1/29/2019
		75,000	3.82	11/4/2019
					11/4/2009	50,000	198,500
Jonathan C. Gold	15,000		8.74	1/31/2015
	3,750	1,250	7.94	1/3/2016
	10,000	10,000	8.65	3/30/2017
		15,000	4.50	1/2/2018
		20,000	2.47	1/29/2019
		2,920	1.25	3/11/2019
		25,000	3.82	11/4/2019
					11/4/2009	10,000	39,700
Dennis R. Copeland	17,100		8.45	12/31/2014
	26,250	8,750	7.94	1/3/2016
		13,000	4.50	1/2/2018
		30,000	2.47	1/29/2019
		34,750	1.25	3/11/2019
		12,500	3.82	11/4/2019
					11/4/2009	7,500	29,775

(1)	Mr. Enzor’s unvested options expiring:

January 2, 2018 vest 33.3% on each January 2 beginning January 2, 2010.

January 29, 2019 vest 25% on each January 29 beginning January 29, 2010.

March 11, 2019 vest 25% on each March 11 beginning March 11, 2010.

November 4, 2019 vest 25% on each November 4 beginning November 4, 2010.

Mr. Attwood’s unvested options expiring:

July 28, 2018 vest 33.3% on July 28, 2010, 2011 and 2012.

January 29, 2019 vest 25% on each January 29 beginning January 29, 2010.

November 4, 2019 vest 25% on each November 4 beginning November 4, 2010.

Mr. Gold’s unvested options expiring:

January 3, 2016 vest on January 3, 2010.

March 30, 2017 vest 50% on March 30, 2010 and 2011.

January 2, 2018 vest 33.3% on each January 2 beginning January 2, 2010.

January 29, 2019 vest 25% on each January 29 beginning January 29, 2010.

March 11, 2019 vest 25% on each March 11 beginning March 11, 2010.

November 4, 2019 vest 25% on each November 4 beginning November 4, 2010.

Mr. Copeland’s unvested options expiring:

January 3, 2016 vest on January 3, 2010.

January 2, 2018 vest 33.3% on each January 2 beginning January 2, 2010.

January 29, 2019 vest 25% on each January 29 beginning January 29, 2010.

March 11, 2019 vest 25% on each March 11 beginning March 11, 2010.

November 4, 2019 vest 25% on each November 4 beginning November 4, 2010.

(2)	Mr. Enzor’s unvested shares of restricted stock vest as follows:

Awarded December 2006 – vest on December 31, 2010.

Awarded June 2007 – in equal increments on June 14, 2010 and 2011.

Awarded December 2007 – vest 50% on December 31, 2010 and 2011.

Awarded December 2008 – vest 33.3% on December 31, 2010, 2011 and 2012.

Awarded November 2009 – vest 25% on each November 4 beginning November 4, 2010.

Awarded December 2009 – vest 25% on each December 31 beginning December 31, 2010.

Mr. Attwood’s unvested shares of restricted stock vest as follows:

Awarded November 2009 – vest 25% on each November 4 beginning November 4, 2010.

Mr. Gold’s unvested shares of restricted stock vest as follows:

Awarded November 2009 – vest 25% on each November 4 beginning November 4, 2010.

Mr. Copeland’s unvested shares of restricted stock vest as follows:

Awarded November 2009 – vest 25% on each November 4 beginning November 4, 2010.

(3)	Market value was determined by multiplying the number of shares set forth in the preceding column by $3.97, the closing price of QDI’s common stock as reported on the NASDAQ Global Market on December 31, 2009, the last trading day of the year.

Director Compensation Table for 2009

In 2009, QDI’s directors received a cash retainer of $50,000, paid in quarterly installments, and awards of restricted stock of $40,000 in value except Mr. Enzor, who is compensated as described above. The restricted stock awards vest in four equal annual installments beginning on the first anniversary of the grant date.

During 2009, directors received board and committee meeting attendance fees ranging from $1,500 to $2,500 per meeting based upon chairmanship, the type of meeting and the rate applicable when the meeting was held. In addition, committee chairs and the chairman of the board received annual retainers ranging from $7,500 to $22,500 depending upon how many committees chaired. Non-employee directors are not entitled to retirement benefits, incentive compensation or perquisites. All directors are reimbursed for their out-of-pocket expenses for meeting attendance. The following table sets forth total compensation to persons serving as QDI’s directors at any time during 2009. All of these individuals have served as QDI’s directors throughout 2009 except that Mr. Parker stepped down from the Board and Mr. Crowe was appointed in his place in November 2009.

As noted above, an Option Exchange was initiated on March 11, 2009 and certain stock option grants were canceled and new stock option grants were made covering shares of QDI’s common stock at an exercise price equal to the closing price of QDI’s common stock on March 11, 2009. Three of QDI’s directors participated in the Option Exchange. Mr. Becker received stock options covering 20,000 shares of common stock at an exercise price equal to $1.25 in exchange for 20,000 stock options with an exercise price of $17.00. Mr. Miklich received stock options covering 20,000 shares of common stock at an exercise price equal to $1.25 in exchange for 15,000 stock options with an exercise price of $15.36. Mr. Rashid received stock options covering 20,000 shares of common stock at an exercise price equal to $1.25 in exchange for 15,000 stock options with an exercise price of $15.36.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)(4)	Total ($)
Marc E. Becker(5)	91,250	40,000	16,000	147,250
Kevin E. Crowe(6)	—	—	61,750	61,750
Richard B. Marchese(7)	95,125	40,000	61,750	196,875
Thomas R. Miklich(8)	75,625	40,000	16,000	131,625
Stan Parker, Jr.(9)	57,625	—	—	57,625
M. Ali Rashid(10)	136,750	326,500	201,250	664,500
Alan H. Schumacher(11)	120,250	40,000	61,750	222,000
Thomas M. White(12)	98,000	135,500	140,550	374,050

(1)	Because Mr. Enzor was a Named Executive Officer in 2009, his compensation is reflected under the Summary Compensation Table.
(2)	The assumptions used in determining the compensation expense under ASC 718 can be found in Note 18 to the Consolidated Financial Statements for the year ended December 31, 2008 included in this prospectus.
(3)	Stock Award amounts equal the aggregate grant date fair value pursuant to ASC 718 for restricted stock grants in 2009.
(4)	Option Award amounts equal the aggregate grant date fair value pursuant to ASC 718 for option grants in 2009.
(5)	During 2009, Mr. Becker received 13,651 shares of restricted stock and 20,000 options to purchase common stock with an exercise price of $1.25 per share in exchange for 20,000 options with an exercise price of $17.00. The option award reflects the incremental fair value for the stock options awarded in connection with the option exchange completed on March 11, 2009. As of December 31, 2009, Mr. Becker held 23,302 shares of restricted stock, of which 3,158 shares had vested, and 20,000 options to purchase common stock, all of which were unexercisable.
(6)	During 2009, Mr. Crowe received 25,000 options to purchase common stock with an exercise price of $3.82 per share. He received no grants of restricted shares. As of December 31, 2009, none of his options were exercisable.
(7)	During 2009, Mr. Marchese received grants of 13,651 shares of restricted stock and 25,000 options to purchase common stock with an exercise price of $3.82 per share. As of December 31, 2009, Mr. Marchese held 32,873 shares of restricted stock, of which 10,635 shares had vested, and 60,000 options to purchase common stock, 25,000 of which were unexercisable.
(8)	During 2009, Mr. Miklich received grants of 13,651 shares of restricted stock and 20,000 options to purchase common stock with an exercise price of $1.25 per share in exchange for 15,000 options with an exercise price of $15.36. The option award reflects the incremental fair value for the stock options awarded in connection with the option exchange completed on March 11, 2009. As of December 31, 2009, Mr. Miklich held 29,377 shares of restricted stock, of which 7,139 shares had vested, and 20,000 options to purchase common stock, all of which were unexercisable.
(9)	Mr. Parker stepped down from the Board in November 2009. He had no vested shares of restricted stock or options to purchase common stock and forfeited all unvested awards upon his resignation.
(10)	During 2009, Mr. Rashid received 13,651 shares of restricted stock and 75,000 shares of restricted stock with an aggregate grant date fair value of $286,500, and 20,000 options to purchase common stock with an exercise price of $1.25 per share in exchange for 15,000 options with an exercise price of $15.36 plus 75,000 options to purchase common stock with an exercise price of $3.82 per share. The option award amount includes the incremental fair value for the stock options awarded in connection with the option exchange completed on March 11, 2009. As of December 31, 2009, Mr. Rashid held 98,302 shares of restricted stock, of which 3,158 shares had vested, and 95,000 options to purchase common stock, all of which were unexercisable.
(11)	During 2009, Mr. Schumacher received grants of 13,651 shares of restricted stock and 25,000 options to purchase common stock with an exercise price of $3.82 per share. As of December 31, 2009, Mr. Schumacher held 32,873 shares of restricted stock, of which 10,635 shares had vested, and 35,000 options to purchase common stock, 25,000 of which were unexercisable.
(12)	During 2009, Mr. White received grants of 13,651 shares of restricted stock and 25,000 restricted shares with an aggregate grant date fair value of $95,500. He also received 30,000 options to purchase common stock with an exercise price of $2.47 per share, 40,000 options to purchase common stock with an exercise price of $1.25 per share and 25,000 options to purchase common stock with an exercise price of $3.82 per share. As of December 31, 2009, Mr. White held 48,302 shares of restricted stock, of which 3,158 shares had vested, and 175,000 options to purchase common stock, 155,000 of which were unexercisable.

For 2010, our directors other than Mr. Enzor will be entitled to receive a cash retainer of $50,000, payable in quarterly installments, and an award of restricted stock of $40,000 in value. In addition, each director who also serves as the chair of a committee or the Board of Directors will receive an additional cash retainer of $10,000. All of our directors will receive $1,500 per Board of Directors’ meeting attended and $1,500 per committee meeting attended. The chairman of each committee and the chairman of the board will receive $2,500 per committee meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Two of our customers (Hexion Specialty Chemicals and Momentive Performance Materials) are controlled by Apollo. Revenue from these two customers was $12.6 and $15.0 million in 2009 and 2008, respectively. All pricing with the companies controlled by Apollo were based on market rates, including such factors as total expected revenue to be generated by the customer, number of loads to be hauled and the number of miles to be driven.

EQUITY COMPENSATION PLAN INFORMATION

We maintain three equity-based compensation plans—the 2003 Stock Option Plan, the 2003 Restricted Stock Incentive Plan and the 1998 Stock Option Plan. Although we cannot issue additional stock options under the 1998 Stock Option Plan, stock options previously granted under the 1998 Stock Option Plan remain outstanding and subject to its terms. A description of all our equity based compensation plans can be found in Note 18 of the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009. The 2003 Stock Option Plan and the 2003 Restricted Stock Incentive Plan have each been approved by our shareholders. The following table sets forth the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 31, 2009 (in thousands, except exercise price):

	Equity Compensation Plan Information
	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,171	(1)	$4.93	2,592	(3)
Equity compensation plans not approved by security holders	12	(2)	23.53	—

Total	2,183		5.03	2,592

(1)	Consists of the 2003 Stock Option Plan which was approved by shareholders prior to our initial public offering and amended by our shareholders in 2005.
(2)	Consists of stock options previously issued under the 1998 Stock Option Plan.
(3)	Consists of approximately 2,592,000 options issuable under the 2003 Stock Option Plan and zero shares of common stock issuable under the 2003 Restricted Incentive Stock Plan. The number of shares available for future issuance under the 2003 Stock Option Plan automatically increases every year by 2.5% of the outstanding shares as of December 31 of the prior year.

PROPOSAL 3:

AMENDMENT OF THE 2003 RESTRICTED STOCK INCENTIVE PLAN

In 2003, the Board of Directors adopted, and the Company’s shareholders approved, the 2003 Restricted Stock Incentive Plan (the “Restricted Stock Incentive Plan”). The Restricted Stock Incentive Plan was adopted to allow the Company and its subsidiaries to attract and retain qualified employees, consultants and non-employee directors, to motivate these individuals to achieve the Company’s long-term goals and to reward them upon achievement of those goals. The Company’s Board of Directors has approved amendments to the Restricted Stock Incentive Plan and directed that the Restricted Stock Incentive Plan, as so amended, be submitted to the Company’s shareholders for approval. Under our Restricted Stock Incentive Plan we initially limited the value of stock that could be awarded to a maximum of $5.5 million in value of awards and we reserved 500,000 shares of our common stock for issuance. The Restricted Stock Incentive Plan was amended in 2005 to increase to $7.5 million the maximum value of awards and to authorize the issuance of up to 700,000 shares under the Restricted Stock Incentive Plan.

If approved at the 2010 annual meeting, the changes to be effected by amending the Restricted Stock Incentive Plan are to increase the maximum dollar value of awards and the maximum number of shares available for the issuance under the Restricted Stock Incentive Plan. As of April 26, 2010, and disregarding the proposed amendment to the Restricted Stock Incentive Plan, $4,157,912 in value and no shares remain available for grant. Shareholders are being asked to approve amendments to the Restricted Stock Incentive Plan to provide that the maximum value of awards under the Restricted Stock Incentive Plan shall be increased to $21.25 million and the maximum number of shares that may be awarded shall be 1,700,000.

Current Commitments for Benefits under Amended Restricted Stock Incentive Plan

Under the Board’s current compensation policy, each director who is not a member of management receives $40,000 annually in restricted stock as part of his compensation. In accordance with our current director compensation policy, we granted seven of our directors $40,000 worth of shares on January 4, 2010, the first trading day of this year. We also made special grants in November 2009 to Messrs. Rashid and White of an aggregate of 100,000 shares. Unless the amendments to the Restricted Stock Incentive Plan are approved by our shareholders, we intend to settle upon vesting all of the January 2010 grants and some of the November 2009 grants in cash because no additional shares are presently approved for issuance by our shareholders under the Restricted Stock Incentive Plan. The following table sets forth these current committed uses for shares under the Restricted Stock Incentive Plan if the amendments are approved:

Name and Principal Position	Dollar Value		Number of Shares
Executive officers as a group	$—		—
Non-executive officer employee group	—		—
Non-executive director group	$1,043,224	(1)	160,496

(1)

The dollar value reported was determined by multiplying the number of shares granted by $6.50, the closing price of our common stock as reported on the NASDAQ Global Market on April 1, 2010. This value differs from the value of the awards for the purposes of the plan’s grant limit, which is based upon the closing price of our common stock on the date of grant and aggregated $630,673 for these grants, and may differ from the value of shares or cash received upon settlement of each award.

Except as set forth above, benefits under the amended Restricted Stock Incentive Plan to the Named Executive Officers and the Company’s other executive officers, directors, employees and consultants are not currently determinable because all grants under the Restricted Stock Incentive Plan are discretionary. However, the Board of Directors approved the proposed amendment, in part, on a belief that the value of awards and the number of shares currently available under the Restricted Stock Incentive Plan does not give sufficient authority and flexibility to provide adequately for future incentives. If the amendments are approved by the shareholders, the Board may continue its current compensation plan of the $40,000 annual restricted stock grants, though it is not required to do so. If shareholders do not approve the amendments, they will not become effective and the Restricted Stock Incentive Plan will continue in effect without amendment.

The material features of the amended Restricted Stock Incentive Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the amended Restricted Stock Incentive Plan, which is attached as Appendix A to this proxy statement.

Description of the Restricted Stock Incentive Plan

The Restricted Stock Incentive Plan is administered by our Compensation Committee. The Compensation Committee has the authority to construe and interpret the Restricted Stock Incentive Plan, to designate the directors, officers and employees who will receive awards of common stock pursuant to the plan, to determine the number of shares to be awarded to such director, officer or employee, and to make all other determinations necessary or advisable for the administration of the Restricted Stock Incentive Plan.

Shares of restricted stock that are subject to awards granted under the Restricted Stock Incentive Plan that are canceled or terminated, are forfeited, fail to vest, or for any other reason are not delivered under the Restricted Stock Incentive Plan, will again be available for grant and issuance under the plan.

Our Restricted Stock Incentive Plan terminates on November 4, 2013, unless earlier terminated by the Board.

For future awards, the Compensation Committee may impose any vesting schedule at its discretion. Vesting of common stock awarded pursuant to the Restricted Stock Incentive Plan terminates immediately upon termination of employment for cause, and the Restricted Stock Incentive Plan does not allow partial vesting if the participant is not an employee through the final day of the applicable vesting period. Awards under the Restricted Stock Incentive Plan may be settled upon vesting in shares of our common stock or in cash in the discretion of the Compensation Committee.

As is customary in incentive plans of this nature, the number and kind of shares available under the Restricted Stock Incentive Plan and any outstanding awards are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

If a change in control event occurs, the vesting period of awards under our Restricted Stock Incentive Plan will generally be accelerated, and the restrictions on any unvested shares shall lapse on the first anniversary of the change in control, or, if earlier, the termination of the recipient’s employment for any reason other than for cause. For this purpose, a “change in control event” occurs if there is a reorganization, merger or consolidation in which we are not the surviving corporation, a sale of all or substantially all of our capital stock or assets to another person or entity, or a dissolution or liquidation of us.

Federal Income Tax Consequences of the Restricted Stock Incentive Plan as Amended

The following is a brief summary of the principal federal income tax consequences of transactions under the Restricted Stock Incentive Plan based on current federal income tax laws. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or foreign tax consequences. It is also not intended as personal tax advice to any individual. Recipients of awards under the Restricted Stock Incentive Plan should consult their own tax advisors.

A grant of restricted stock to a participant will not be taxable to the participant at the time of grant if the restricted stock remains subject to a substantial risk of forfeiture. Instead, the participant will be subject to tax at the time the shares of restricted stock vest. The amount of income recognized will be based on the fair market value of the restricted stock at the time it vests. A participant may elect, under Section 83(b) of the Internal Revenue Code, to include the value of the restricted stock in income at the time of grant, but in such case the participant is not entitled to an offsetting deduction if the restricted stock is later forfeited. In general, ordinary income realized by a participant will be considered employment income for withholding and social security tax purposes.

The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant at the time the income is recognized, whether at the time of grant or as the restricted stock vests. When the participant subsequently sells the restricted stock, the amount of ordinary income recognized will be included in his or her tax basis for purposes of determining the amount of capital gain or loss recognized on the sale.

OUR BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE RESTRICTED STOCK INCENTIVE PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of the Company’s common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. The Company is not aware that, during 2009, any of its directors, executive officers or 10% shareholders failed to timely file any reports required to be filed by Section 16(a) of the Exchange Act. In making these statements, the Company has relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to the Company and the written representations of its directors, executive officers and 10% shareholders.

NOTICE OF SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in our proxy statement and proxy card relating to the 2011 annual meeting should deliver a written copy of their proposal to our principal executive offices no later than December 27, 2010 (which is 120 calendar days before the anniversary of the date of this proxy statement). Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials. If the date of next year’s annual meeting is moved more than 30 days before or after May 25, 2011 (which is the anniversary of this year’s annual meeting), we must receive notice of the shareholder proposal within a reasonable time before we begin to print and mail our proxy materials. All shareholder proposals should be sent to 4041 Park Oaks Boulevard, Suite 200, Tampa, Florida, 33610, Attention: Jonathan C. Gold, Corporate Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDERS MEETING TO BE HELD ON MAY 25, 2010

The Proxy Statement, Notice of Annual Meeting, Proxy Card and the Company’s 2009 Annual Report are available at the Investor Relations section of our website at www.qualitydistribution.com.

For directions to attend the Annual Meeting in person, please contact Joan Rodgers, our Director of Investor Relations, at (800) 282-2031.

OTHER MATTERS

As of the date of this proxy statement, our Board does not anticipate that other matters will be brought before the annual meeting. If, however, other matters are properly brought before the annual meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Holders of common stock are requested to complete, sign, and date the accompanying proxy card and promptly return it to our transfer agent in the enclosed addressed, postage paid envelope.

By Order of the Board of Directors

Gary R. Enzor

President and Chief Executive Officer

Dated: April 26, 2010

APPENDIX A

QUALITY DISTRIBUTION, INC.

2003 RESTRICTED STOCK INCENTIVE PLAN

(as proposed to be amended May 25, 2010)

1.	Purpose of Plan

The purpose of the Quality Distribution, Inc. 2003 Restricted Stock Incentive Plan (this “Plan”) is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of shares of restricted stock (the “Restricted Stock”) to attract, motivate, retain and reward selected employees and other eligible persons of the Company. As used herein, “ Corporation” means Quality Distribution, Inc., a Florida corporation; “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; “Company” means the Corporation and its Subsidiaries, collectively; and “Board” means the Board of Directors of the Corporation.

2.	Eligibility

The Administrator (as such term is defined in Section 3.1) may grant Restricted Stock under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company employed in such capacity on such Restricted Stock Award Date (as defined below); (b) a director of the Company; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital-raising transaction or as a market maker or promoter of the Company’s securities) to the Company and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted a Restricted Stock award (a “participant”) may, if otherwise eligible, be granted additional shares of Restricted Stock if the Administrator shall so determine.

3.	Plan Administration

3.1 The Administrator. This Plan shall be administered by, and all Restricted Stock awarded under this Plan shall be authorized by, the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by the Florida Business Company Act and any other applicable law, its powers under this Plan (a) to designate the officers and employees of the Company who will receive grants of Restricted Stock, and (b) to determine the number of shares of Restricted Stock to be received by them, pursuant to a resolution that specifies the total number of shares of Restricted Stock that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such Restricted Stock. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of shares of Restricted Stock and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive shares of Restricted Stock under this Plan;

(b) grant shares of Restricted Stock to Eligible Persons, determine the price at which shares of Restricted Stock will be offered or awarded and the number of shares of Restricted Stock to be awarded to any of such Eligible Persons, determine the other specific terms and conditions of such Restricted Stock consistent with the express limits of this Plan, establish the installments (if any) in which such shares of Restricted Stock shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Restricted Stock;

(c) approve the forms of Restricted Stock award agreements (the “Restricted Stock Award Agreements”), which need not be identical among participants;

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Company and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Restricted Stock granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding shares of Restricted Stock, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting of any or all such outstanding shares of Restricted Stock in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g) adjust the number of shares of Restricted Stock subject to any Restricted Stock award, adjust the price of any or all outstanding shares of Restricted Stock or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6;

(h) determine the date of grant of shares of Restricted Stock, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of shares of Restricted Stock shall be the date upon which the Administrator took the action granting such shares of Restricted Stock);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of shares of Restricted Stock upon the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under Restricted Stock in cash, stock of equivalent value, or other consideration; and

(k) determine the fair market value of the shares of Restricted Stock awarded under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any shares of Restricted Stock granted under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

3.5 Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or to third parties.

4.	Shares of Common Stock Subject to the Plan; Share Limits

4.1 Shares Available. Subject to the provisions of Section 7.1, the Restricted Stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued common stock, no par value (the “Common Stock”), and any shares of its Common Stock held as treasury shares.

(a) Share Limits. The aggregate number of shares of Common Stock that may be awarded to Eligible Persons under this Plan (the “Share Limit”) shall not exceed either 1,700,000 shares or $21.25 million of shares of Common Stock, such determination to be made by calculating the sum of all Award Date Values as of such date of determination. For purposes of the Plan, (i) an “Award Date Value” shall mean the aggregate fair market value on each Restricted Stock Award Date of all shares of Common Stock awarded to Eligible Persons on such date, and (ii) a “Restricted Stock Award Date” means any business day between April 1 and March 31 of the immediately succeeding year, with respect to each of 2004, 2005, 2006 and 2007, upon which an award of Restricted Stock is made to an Eligible Person.

4.2 Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award of Restricted Stock is settled in cash or a form other than shares of Common Stock, the shares of Restricted Stock that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit available for issuance under this Plan. Shares of Restricted Stock that are subject to awards which are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not delivered under this Plan shall again be available for subsequent awards under this Plan.

4.3 Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares of Restricted Stock (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). The Corporation has reserved 1,700,000 shares of Common Stock for issuance under this Plan. No fractional shares shall be issued or delivered under this Plan.

5.	Awards

5.1 Type of Awards. The Administrator shall award grants of Restricted Stock under this Plan, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards.

5.2 Restricted Stock Award Agreements. Each Restricted Stock award shall be evidenced by a written Restricted Stock Award Agreement in the form approved by the Administrator and executed on behalf of the Corporation and by the recipient of the Restricted Stock award. The Administrator may authorize any officer of the Corporation (other than the particular Restricted Stock award recipient) to execute any or all Restricted Stock Award Agreements on behalf of the Corporation. The Restricted Stock Award Agreement shall set forth the material terms and conditions of such Restricted Stock award as established by the Administrator consistent with the express limitations of this Plan.

5.3 Deferrals and Settlements. Restricted Stock awards may be in the form of cash, shares of Restricted Stock or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares of Restricted Stock or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4 Consideration for Common Stock or Restricted Stock Awards. The purchase price for any shares of Restricted Stock to be delivered pursuant to a Restricted Stock award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a) services rendered by the recipient of such Restricted Stock award;

(b) cash, check payable to the order of the Corporation, or electronic funds transfer;

(c) notice and third party payment in such manner as may be authorized by the Administrator;

(d) the delivery of previously owned shares of Common Stock;

(e) by a reduction in the number of shares otherwise deliverable pursuant to the Restricted Stock award; or

(f) subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase of Restricted Stock awards.

In no event shall any shares newly issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the purchase price therefor, any related withholding obligations under Section 8.5 and any other conditions to purchase have been satisfied. Unless otherwise expressly provided in the applicable Restricted Stock Award Agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase price of any shares of Restricted Stock by any method other than cash payment to the Corporation.

5.5 Definition of Fair Market Value. For purposes of this Plan, “fair market value” on any date shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the following:

(a) if the Common Stock is publicly traded: (1) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of the Common Stock on the Composite Tape, as published in the Eastern Edition of The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such stock; (2) if the Common Stock is not listed or admitted to trade on a national securities exchange, the last price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (3) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the Common Stock on such date, as furnished by the NASD or a similar organization; or

(b) if the Common Stock is not publicly traded or the NASD or a similar organization does not furnish the mean between the bid and asked prices for the Common Stock on such date, the fair market value of the Common Stock as determined by the Administrator in good faith. Any determination as to fair market value made pursuant to this Plan shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons.

The Administrator also may adopt a different methodology for determining fair market value with respect to one or more Restricted Stock awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards of shares of Restricted Stock will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6 Transfer Restrictions.

5.6.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6, by applicable law and by the applicable Restricted Stock Award Agreement, as the same may be amended, (a) all Restricted Stock awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; and (b) amounts payable or shares issuable pursuant to any Restricted Stock awards shall be delivered only to (or for the account of) the participant.

5.6.2 Exceptions. The Administrator may permit awards to be granted to certain persons or entities related to the participant, including, but not limited to, members of the participant’s immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the participant and/or members of the participant’s immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish. Consistent with Section 8.1, any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Corporation’s ability to register shares issuable under this Plan on Form S-8 under the Securities Act. Notwithstanding the foregoing or anything in Section 5.6.3, Restricted Stock awards shall be subject to any and all additional transfer restrictions under the Internal Revenue Code of 1986, as amended (the “Code”) to the extent necessary to maintain the intended tax consequences of such awards.

5.6.3 Further Exceptions to Limits on Transfer. The transfer restrictions in Section 5.6.1 shall not apply to:

(a) transfers to the Corporation,

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator, or

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative.

5.7 International Awards. One or more Restricted Stock awards may be granted to Eligible Persons who provide services to the Company outside of the United States. Any Restricted Stock awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	Effect of Termination of Service on Awards

6.1 General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Restricted Stock award under this Plan and in so doing may make distinctions based upon the cause of termination. If the participant is not an employee of the Company and provides other services to the Company, the Administrator shall be the sole judge for purposes of this Plan (unless an agreement (whether employment or otherwise) or the Restricted Stock Award Agreement otherwise provides) of whether the participant continues to render services to the Company and the date, if any, upon which such services shall be deemed to have terminated.

6.2 Events Not Deemed Terminations of Service. Unless Company policy or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Company on an approved leave of absence, continued vesting of the Restricted Stock award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall a Restricted Stock award be granted after the expiration of the term set forth in the Restricted Stock Award Agreement.

6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any Restricted Stock award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary’s change in status.

7.	Adjustments; Acceleration

7.1 Adjustments. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a) proportionately adjust any or all of (1) the number and type of shares of Common Stock that thereafter may be made the subject of Restricted Stock awards, (2) the amount of shares of Common Stock subject to any or all outstanding Restricted Stock awards, (3) the grant of any or all outstanding Restricted Stock awards, or (4) the securities, cash or other property deliverable upon payment of any outstanding Restricted Stock awards, or

(b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Restricted Stock awards or the cash, securities or property deliverable to the holder of any or all outstanding Restricted Stock awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding Restricted Stock awards as it deems reasonable in the event of a cash or property settlement and may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the base price of the Restricted Stock award.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

7.2 Automatic Acceleration of Awards. In the event of the dissolution or liquidation of the Corporation, a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or a sale of all or substantially all of the capital stock or assets of the Corporation to another person or entity (each a “Change of Control Event”), then, unless otherwise provided in the applicable Restricted Stock Award Agreement, any unvested shares of Restricted Stock held by an Eligible Person shall automatically vest free of restrictions upon the earlier to occur of (a) the first anniversary of the effective date of any such Change in Control Event, so long as such Eligible Person continues to be a director, officer or employee of, advisor to, or independent consultant to the Company on such date, as the case may be and (b) the termination of such Eligible Person by the Company (other than for Cause (as defined in Section 7.5)) prior to the first anniversary of the effective date of any such Change in Control Event.

7.3 Early Termination of Awards. Any Restricted Stock award that has been accelerated as required or contemplated by Section 7.2 (or would have been so accelerated but for Section 7.4, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Restricted Stock award.

7.4 Other Acceleration Rules. Any acceleration of Restricted Stock awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the Change of Control Event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of a Restricted Stock award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, and/or 7.6 by express provision in the Restricted Stock Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Restricted Stock Award Agreement or otherwise, in such circumstances as the Administrator may approve.

7.5 Termination of Employment in Connection With a Change in Control Event. If, prior to a Change in Control Event, any participant’s employment is terminated by the Company for any reason other than Cause or the Disability of the participant after the announcement of but not more than 90 days before the consummation of such Change in Control Event, then upon (or immediately prior to and subject to) the consummation of the event, any Restricted Stock awards held by the participant prior to the termination of his or her employment that were unvested and terminated in connection with such termination of employment shall be deemed reinstated and fully vested at such time, but without extension of any other early termination or expiration provisions of the participant’s Restricted Stock Award Agreement or of the other provisions of this Plan. Any such reinstated Restricted Stock awards shall remain subject to the other adjustment, termination and settlement provisions of the Restricted Stock award and this Section 7 in connection with the subject Change in Control Event or any applicable, subsequent event. Notwithstanding the foregoing, in no event shall a Restricted Stock award be reinstated or extended beyond its final expiration date.

For purposes of this Plan, “Cause” means, with respect to any participant, the termination of such participant’s relationship with the Company because of (i) the commission by such participant of any act of fraud, theft or financial dishonesty with respect to the Company, or such participant has been convicted of, or plead guilty to, a felony, (ii) any material breach by such participant of any material provision of any agreement or understanding (whether employment or otherwise) between the Company on the one hand and such participant on the other hand (whether written or oral) regarding the terms of such participant’s service as a director, officer or employee of, or advisor, independent consultant or independent contractor to, the Company, including, without limitation, the willful and continued failure or refusal of such participant to perform the material duties required of such participant as a director, officer or employee of, or as an advisor, independent consultant or independent contractor to, the Company, other than as a result of such participant having a Disability (as defined below), or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company on the one hand and such participant on the other hand, (iii) such participant’s intentional or willful disregard of the policies of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company, or (iv) any other misconduct by such participant which is otherwise materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company. “Disability” means a total disability within the meaning of Section 22(e)(3) of the Code.

7.6 Possible Rescission of Acceleration. If the vesting of a Restricted Stock award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and otherwise unvested awards.

7.7 Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall a Restricted Stock award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Company because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, an employment or other agreement with the participant may expressly provide for benefits in excess of amounts determined by applying the foregoing Section 280G limitations.

8.	Other Provisions

8.1 Compliance with Laws. This Plan, the granting and vesting of Restricted Stock awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Restricted Stock awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any Restricted Stock under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 Employment Status. No person shall have any claim or rights to be granted a Restricted Stock award (or additional Restricted Stock awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Restricted Stock award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than a Restricted Stock Award Agreement.

8.4 Plan Not Funded. Restricted Stock awards granted under this Plan shall be payable in shares of Restricted Stock, and no special or separate reserve, fund or deposit shall be made to assure payment of such Restricted Stock awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Restricted Stock award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive shares of Restricted Stock pursuant to any Restricted Stock award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

8.5 Tax Withholding. Upon any vesting or payment of any Restricted Stock award the Company shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Restricted Stock award event or payment; or

(b) deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Restricted Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the Restricted Stock award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value necessary to satisfy the minimum applicable withholding obligation on vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the vesting or payment of any Restricted Stock award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Restricted Stock awards may be granted under this Plan, but previously granted Restricted Stock awards (and the authority of the Administrator with respect thereto, including the authority to amend such Restricted Stock awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Restricted Stock awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on Restricted Stock awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of Restricted Stock awards. Any amendment or other action that would constitute a repricing of a Restricted Stock award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Restricted Stock award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any Restricted Stock award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the Restricted Stock awards, all documents evidencing Restricted Stock awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Florida.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of Restricted Stock awards or events under Restricted Stock awards if a Restricted Stock award or event does not so qualify.

8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Restricted Stock awards may be granted to Eligible Persons under this Plan in substitution for or in connection with restricted stock granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Restricted Stock awards so granted need not comply with other specific terms of this Plan, provided the Restricted Stock awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Restricted Stock awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding Restricted Stock awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Restricted Stock awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction. The existence of this Plan, the Restricted Stock Award Agreements and the Restricted Stock awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary, (d) any dissolution or liquidation of the Corporation or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary, or (f) any other corporate act or proceeding by the Corporation or any subsidiary. No participant, beneficiary or any other person shall have any claim under any Restricted Stock award or Restricted Stock Award Agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary, as a result of any such action.

8.13 Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under a Restricted Stock award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Restricted Stock awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its subsidiaries.

QUALITY DISTRIBUTION, INC.

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

ANNUAL MEETING OF SHAREHOLDERS – May 25, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Quality Distribution, Inc. (the “Company”) hereby appoints Gary R. Enzor and Stephen R. Attwood, and each of them, as true and lawful proxies with full power of substitution for the undersigned and in the undersigned’s name, place and stead, to represent and vote, as designated below, all of the common stock of the Company held of record by the undersigned on April 12, 2010, at the Annual Meeting of Shareholders to be held at the Crowne Plaza Hotel, located at 10221 Princess Palm Avenue, Tampa, Florida 33610, at 10:00 a.m., Eastern Time, on Thursday, May 25, 2010, or any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including all matters described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement, dated April 26, 2010, subject to any directions noted on the reverse side of this card. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxies will vote for election of a substitute nominee proposed by the Board of Directors.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR ALL nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3. Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The tabulator cannot vote your shares unless you sign and return this card.

(IMPORTANT: Please sign and date on reverse)

QUALITY DISTRIBUTION, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

1.	Election of Directors:

Marc E. Becker

Kevin E. Crowe

Gary R. Enzor

Richard B. Marchese

Thomas R. Miklich

M. Ali Rashid

Alan H. Schumacher

Thomas M. White

• For All	☐
• Withhold All	☐
• For All Except	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) of such nominee(s) below.)

____________________________

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANT.

2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Certified Public Accounting Firm for 2010:

• For	☐
• Against	☐
• Abstain	☐

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE 2003 RESTRICTED STOCK INCENTIVE PLAN.

3. Amendments to the 2003 Restricted Stock Incentive Plan

• For	☐
• Against	☐
• Abstain	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

Date:

Signature(s)

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign individually. A corporation should sign the full corporate name by a duly authorized officer and affix the corporate seal. A partnership should sign the full partnership name by a duly authorized person. When signing as an attorney, executor, administrator or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE.